    As filed with the Securities and Exchange Commission on October 14, 1999
                                                    REGISTRATION NO.  333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 T-NETIX, INC.
             (Exact Name of Registrant as Specified in its Charter)

          COLORADO                  67 INVERNESS WAY, SUITE 100              84-1037352
(State or Other Jurisdiction of         ENGLEWOOD, CO 80112                (I.R.S. Employer
Incorporation or Organization)            (303) 790-9111                 Identification Number)

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                ALVYN A. SCHOPP
                          67 INVERNESS WAY, SUITE 100
                              ENGLEWOOD, CO 80112
                                 (303) 790-9111

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                           Herbert H. Davis III, Esq.
                         Rothgerber Johnson & Lyons LLP
                      1200 Seventeenth Street, Suite 3000
                                Denver, CO 80202
                                 (303) 623-9000

     Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                                    Proposed
                                               Amount                Maximum             Proposed Maximum
           Title of Shares                     to be              Offering Price            Aggregate
          to be Registered                   Registered             Per Share             Offering Price
------------------------------------------------------------------------------------------------------------
Common Stock ........................     4,395,473 Shares        $20,329,062(1)           $5,651.48(1)
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on October 11, 1999.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                                4,395,473 Shares

                                 T-NETIX, INC.

                                  COMMON STOCK

         Certain of our shareholders have advised us that they intend to sell from time to time up to 4,395,473 shares of our common stock, $0.01 par value per share. No underwriter is underwriting this offering. The selling shareholders, or their authorized transferees, may offer the shares from time to time in one or more transactions on the Nasdaq National Market at prevailing market prices, or in negotiated transactions at agreed upon prices, or in a combination of such methods of sale. We will receive no part of the proceeds of such sales. We originally issued all of the shares offered by this document in connection with our acquisition of Gateway Technologies, Inc. That issuance of shares was exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) of the Securities Act and Regulation D thereunder. We are registering the shares as required by an Agreement and Plan of Merger dated February 10, 1999, which we entered into with Gateway Technologies, Inc. and its former shareholders.

         Our common stock is traded on the Nasdaq National Market under the symbol "TNTX." We do not know the prices at which the selling shareholders will sell any of the shares, or the commissions the selling shareholders will pay, if any, in connection with any such sale. These prices and commissions may vary from transaction to transaction. We will pay all expenses incident to offering and selling the shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

         In this document, we will sometimes refer to T-NETIX, Inc. as simply "T-NETIX." We will also sometimes refer to the shares being offered by this Prospectus as the "shares," and to our common stock as the "common stock."

         Our principal executive offices are located at 67 Inverness Way East, Suite 100, Englewood, Colorado 80112; our telephone number is (303) 790-9111.

                              -------------------

SEE "RISK FACTORS" ON PAGES 2 TO 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
         COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This Prospectus is dated October 14, 1999

                                  THE COMPANY

         We provide specialized call processing services to the telecommunications and the corrections industries. We derive our revenue from three main sources: telecommunications services, direct call provisioning and equipment sales. Our primary customers for telecommunications services include AT&T, Bell Atlantic, US WEST, SBC Communications, Inc., BellSouth, MCI WorldCom and GTE. As a direct inmate call provider, we buy "wholesale" call services and resell them as collect calls. Equipment sales are generally made to our telecommunications services customers. Our customers use our products and services to provide annually over 133,000,000 billable inmate collect calls in over 1,300 correctional institutions. Our products and services include comprehensive transaction processing, call management and identification systems for the corrections industry and special-purpose speech processing software and systems. Our current products are based on proprietary software, the most critical of which are patented or patent pending, and a combination of proprietary and "off-the-shelf" electronic hardware. These systems are designed to be flexible delivery platforms which are easily integrated with our customer's networks and information systems. Our revenue stream is mostly recurring, as a result of T-NETIX's generally charging for its services on a fee per transaction processed basis over long-term contracts.

         At June 30, 1999, our assets were $71,991,000, total shareholders' equity was $30,301,000 and our net loss for the six month period ended June 30, 1999 was $1,209,000.

                                  RISK FACTORS

         An investment in the securities offered by this Prospectus involves a high degree of risk. You should consider carefully the following factors, in addition to other information contained in this Prospectus and any Prospectus Supplement, in connection with an investment in the securities offered in this offering.

         This Prospectus contains statements which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate" and similar expressions and variations thereof used in this Prospectus are intended to specifically identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including the risk factors described below. We undertake no obligation to publicly update or revise forward-looking statements made in this Prospectus to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

T-NETIX DEPENDS ON A FEW MAJOR CUSTOMERS

         We depend a great deal on our relationships with certain customers. AT&T, Bell Atlantic, US WEST and SBC Communications, Inc. accounted for a majority of our transaction fee revenue for the six-month period ended June 30, 1999. We anticipate that these customers will represent a large portion of our transaction fee revenue in the future. The loss of any of these four customers would have a material adverse effect on our business, operating results and financial condition.

         In addition, we rely a great deal on our customers to obtain new contracts with correctional facilities. This limits our control over the competitive bidding process. Our revenue growth and stability will depend in large part on our ability to enter into new, and renew existing, contracts with our customers. We cannot assure that we will be able to do so, or that these customers will not enter into similar agreements with others. Termination of one or more of these contracts could have a material adverse effect on us.

CHALLENGES OF INTEGRATING T-NETIX AND GATEWAY

         T-NETIX and Gateway Technologies, Inc. ("Gateway") completed our merger on June 14, 1999 with the expectation that the merger will result in certain benefits. Achieving the benefits of the merger will depend in part on the integration of our technology, operations and personnel in a timely and efficient manner so as to minimize the risk that the merger will result in the loss of customers or key employees or the continued diversion of the attention of management. Among the challenges involved in this integration is demonstrating to our customers that the merger will not result in adverse changes in client service standards or business focus and demonstrating to our personnel that our business cultures are compatible. There can be no assurance that we can be successfully integrated or that any of the anticipated benefits will be realized, and failure to do so could have a material adverse effect on our business, financial condition and operating results.

COMPETITION

         The telecommunications industry, particularly the inmate calling market, is highly competitive. We believe it will remain competitive. We believe that our ability to compete in the inmate calling industry depends on the quality and breadth of our turn-key service offering, the capability of our technology, our ability to price our services at competitive rates, and our relationship with key customers. Although we have a large sales force, we also rely on our customers to market our services to correctional facilities. This limits our control over the marketing and bidding processes. Our customers' decisions to offer less competitive solutions could have a material adverse effect on us.

SYSTEMS AND SERVICES MAY BECOME OBSOLETE

         The telecommunications industry experiences rapid technological advancements, frequent new service introductions and changing industry standards. We believe that our success will depend upon our ability to anticipate and respond to such changes. Other companies may develop technologies, services or standards which could render our technology and systems obsolete. In addition, as the telecommunications networks change, especially from analog-based to digital-based systems, certain features that we will offer may become less valuable. Also, regulatory actions affecting the telecommunications industry may render our service offerings obsolete. There can be no assurance that we will have sufficient technical, managerial or financial resources to develop or acquire new technology or to introduce new services or products that would meet customer needs in a timely fashion.

PROTECTION OF PROPRIETARY TECHNOLOGY

         Our success will depend in part on our proprietary technology, particularly in the area of three-way call prevention. We will rely on laws and contracts to establish and protect our proprietary rights in our systems. Such protection may not prevent competitors from developing systems with features similar to our offerings. Although we intend to defend our intellectual property rights vigorously, there can be no assurance that any measures taken to defend our rights will be successful.

RISK OF INFRINGING ON EXISTING PATENTS

         We believe that our systems, trademarks, and other proprietary rights will not infringe upon anyone else's valid proprietary rights. Nevertheless, there can be no assurance that someone else will not assert infringement claims against us in the future. The cost of defending against assertions of patent and trademark infringement could be material, whether or not the assertions are valid.

THE RISKS ASSOCIATED WITH YEAR 2000 ISSUES

         If we fail to resolve Year 2000 issues on or before December 31, 1999, it could result in system failures or miscalculations. This would disrupt operations, such as processing transactions, sending invoices, sending and/or receiving e-mail and voice mail, or engaging in normal business activities. Additionally, if any third parties upon whom our business relies fail to timely resolve their Year 2000 issues, it could disrupt our payments, supply of parts and materials, order processing and other daily operations. While we believe our Year 2000 Project will adequately address our internal Year 2000 issues, until we receive responses from a significant number of our suppliers and customers, the overall risks associated with the Year 2000 issue remain difficult to accurately describe and quantify. The Year 2000 issue might have a material adverse effect on us and our operations.

                                USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares. All proceeds from the sale of the shares will be for the account of the selling shareholders or their authorized transferees (collectively, the "Selling Shareholders"), as described below. See "Selling Shareholders" and "Plan of Distribution."

                             SELLING SHAREHOLDERS

         The following table lists the Selling Shareholders for whose account the shares are being offered, the number of shares (and percentage if greater than one percent) of common stock held by the Selling Shareholder prior to the offering, the number of shares being offered for the Selling Shareholder's account, and (if greater than one percent) the percentage of the outstanding common stock to be owned by such Selling Shareholder after completion of the offering (see footnote 1 below):


                                          SHARES BENEFICIALLY
                                              OWNED PRIOR
                                            TO THE OFFERING
                                       --------------------------
                                                                         SHARES            POSITION WITH
                NAME                      NUMBER        PERCENT         OFFERED(1)            T-NETIX
------------------------------------   -------------  -----------      -----------   -------------------------
Irvin Wall                                   593,178     4.74%        593,178
James B. Franklin                            593,178     4.74         593,178
W.P. Buckthal                                593,178     4.74         593,178                    Director
Richard E. Cree                              441,561     3.53(3)      441,561               COO, Director
George B. Cree, Jr.                          412,705     3.30         412,705
Keith Fowler                                 192,622     1.54         192,622
Harold A. Cree                               175,022     1.40         175,022
Raymond E. Reid                              142,816     1.14         142,816
William R. Cree                              132,640     1.06         132,640
Robert B. McManus                            118,031         (2)      118,031
George B. Cree III                           106,814         (2)      106,814
Jack O'Boyle                                  81,886         (2)       81,886
R.L. Franklin                                 80,352         (2)       80,352
Barry D. Brown                                77,724         (2)(12)   77,724                 IS Director
John L. Kuhn                                  60,850         (2)       60,850
Diane Reid                                    60,706         (2)       60,706
Raymond E. Reid II                            60,706         (2)       60,706           Marketing Manager
Shelley Reid                                  60,706         (2)       60,706
John D. McFarlen                              56,969         (2)(4)    56,969                   Scientist
Nancy K. Lee                                  56,969         (2)(5)    56,969               VP Regulatory
First National Bank of Abilene,
Trustee to the Wayne V. and Mira
Marie Ramsey Family Trust                     50,448         (2)       50,448
Lavona G. Kuhn                                44,110         (2)       44,110
Robert Comstock                               40,300         (2)(6)    40,300              VP Engineering
Richard James Cree Trust,
Harold A. Cree, Trustee                       30,129         (2)       30,129
Harold A. Kovel                               19,898         (2)(7)    19,898               VP Operations
Paul A.J. Wakefield                           17,470         (2)(8)    17,470

                                          SHARES BENEFICIALLY
                                              OWNED PRIOR
                                            TO THE OFFERING
                                       --------------------------
                                                                         SHARES            POSITION WITH
                NAME                      NUMBER        PERCENT         OFFERED(1)            T-NETIX
------------------------------------   -------------  -----------      -----------   -------------------------
Jonathan Bentley Cree Trust,                  16,215           (2)          16,215
Richard E. Cree, Trustee Under
Trust Agreement Dated 12/6/83                 16,215           (2)          16,215
Lindsey Adair Cree Trust,
Richard E. Cree, Trustee Under
Trust Agreement Dated 12/6/83
Anthony R. Hershberger                        12,452           (2)(9)       12,452        Sr Support Engineer
Larry W. Batts                                12,452           (2)(10)      12,452       Installation Manager
John S. Hogg, Jr.                             11,435           (2)(11)      11,453       Sr Software Engineer
Ashley T. Smith                               10,075           (2)          10,075
Stephen C. Smith                              10,075           (2)          10,075
John J. O'Boyle, Jr. Trust                     5,586           (2)           5,586
                                       -------------  -----------      -----------
                                           4,395,473        35.12%       4,395,473

----------------
(1) Assuming all of the shares are sold pursuant to this Prospectus -- see "Plan of Distribution." Under these circumstances, none of the Selling Shareholders will more than one percent of the outstanding common stock after the shares are sold.
(2)      Less than one percent.
(3)      Includes options to purchase 176,046 shares of T-NETIX stock.
(4)      Includes options to purchase 21,309 shares of T-NETIX stock.
(5)      Includes options to purchase 21,304 shares of T-NETIX stock.
(6)      Includes options to purchase 40,300 shares of T-NETIX stock.
(7)      Includes options to purchase 19,092 shares of T-NETIX stock.
(8)      Includes options to purchase 9,501 shares of T-NETIX stock.
(9)      Includes options to purchase 2,332 shares of T-NETIX stock.
(10)     Includes options to purchase 2,332 shares of T-NETIX stock.
(11)     Includes options to purchase 11,435 shares of T-NETIX stock.
(12)     Includes options to purchase 44,139 shares of T-NETIX stock.

         The information in this table with respect to the percentage of outstanding common stock is based on the assumption that the number of outstanding shares of common stock does not increase or decrease from 4,395,473, the number of shares of common stock used to prepare this table as of the date of this Prospectus, and does not include outstanding stock options. We may amend or supplement this Prospectus to update the disclosure set forth herein.

                              PLAN OF DISTRIBUTION

         The shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholders. Each Selling Shareholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the shares being offered on the Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The shares may be sold by one or more of the following means of distribution:

         o a block-trade in which a broker-dealer will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by a broker-dealer for its own account pursuant to this Prospectus;

         o an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

         o ordinary brokerage transactions and transactions in which the brokers solicit purchasers and

         o   in privately negotiated transactions.

To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distribution of the shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also sell our common stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to a broker-dealer or other financial institution of the shares offered, which shares the broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         In effecting sales, brokers, dealers or agents engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated prior to the sale. The brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with these sales, and any commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Act. We will pay all expenses incident to the offering and sale of the shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have agreed with the Selling Shareholders to keep the registration statement of which this Prospectus constitutes a part effective until the date on which all of the shares may immediately be sold to the public without registration pursuant to Rule 144(k) under the Act.

                                 LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby has been passed upon for us by Rothgerber Johnson & Lyons LLP, Denver, Colorado.

                                    EXPERTS

         The financial statements of T-NETIX, Inc. as of July 31, 1998 and 1997 and for each of the years in the three-year period ended July 31, 1998, and the related financial statement schedules, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Gateway Technologies, Inc. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement under the Securities Act, which registers the common stock being offered by this Prospectus. The Registration Statement, including its attached exhibits and schedules, contains additional relevant information about us and our common stock. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Prospectus. Such additional information is available for inspection and copying at the offices of the Commission.

         We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that we file at the following locations of the
Commission:

Public Reference Room           New York Regional Office       Chicago Regional Office
450 Fifth Street, N.W.          7 World Trade Center           Citicorp Center
Room 1024                       13th Floor                     500 West Madison Street
Washington, D.C. 20549          New York, NY 10048             Suite 1400
                                                               Chicago, IL 60661

         Please call the Commission at 1-800-SEC-0330 for further information. Our public filings are also available from commercial document retrieval services and at the Internet web site maintained by the Commission at http://www.sec.gov.

         The Commission allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information contained directly in this document. This Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial condition.

         T-NETIX Commission Filings (File No. 0-25016):

         Annual Report on Form 10-K for the year ended July 31, 1998.

         Amendment No. 1 to Form 10-K for the year ended July 31, 1998.

         Amendment No. 2 to Form 10-K for the year ended July 31, 1998.

         Quarterly Report on Form 10-Q for the quarter ended October 31, 1998.

         Amendment No. 1 to Form 10-Q for the quarter ended October 31, 1998.

         Transition Report on Form 10-QT for the Transitional Period from August 1, 1998 to December 31, 1998.

         Amendment No. 1 to Form 10-QT for the Transitional Period from August 1, 1998 to December 31, 1998.

         Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

         Current Report on Form 8-K dated December 31, 1998.

         Amendment No. 1 to Current Report on Form 8-K dated December 31, 1998.

         Amendment No. 2 to Current Report on Form 8-K dated December 31, 1998.

         Current Report on Form 8-K dated February 11, 1999.

         Current Report on Form 8-K dated June 14, 1999.

         Definitive Proxy Statement, Schedule 14A filed with the Commission on May 13, 1999.

         Description of the common stock contained in the Company's Registration Statement on Form 8-A, Registration No. 0-25016, filed by the Company under Section 12 of the Exchange Act.

         Additional documents that we may file with the Commission between the date of this Prospectus and the date this offering is terminated are also incorporated by reference. These include any periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any proxy statements.

         You can obtain any of the documents incorporated by reference in, but not included with, this Prospectus from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Prospectus, by requesting them in writing or by telephone from the following address:

         T-NETIX, Inc.
         Attn:  John Giannaula, Corporate Secretary
         67 Inverness Way East, Suite 100
         Englewood, Colorado 80112
         Telephone:  (303) 790-9111

===============================================================================

         WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE COMPANY THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE KINDS OF ACTIVITIES, THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU. THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.






                                ----------------









                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
The Company.................................................................2
Risk Factors................................................................2
Use of Proceeds.............................................................3
Selling Shareholders........................................................3
Plan of Distribution........................................................4
Legal Matters...............................................................5
Experts.....................................................................5
Where You Can Find More Information.........................................6


===============================================================================



===============================================================================





                                 T-NETIX, INC.





                                   4,395,473
                                  COMMON STOCK







                                ----------------

                              P R O S P E C T U S

                                ----------------


















                                October 13, 1999
===============================================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of the offering (except for Commission filing fees), all of which are to be borne by us, are as follows:

                  Printing Expenses............................     $  1,000
                  Accounting Fees and Expenses.................        7,500
                  Legal Fees and Expense.......................        5,000
                  Commission Filing Fee........................        5,652
                                                                    --------

                  TOTAL........................................     $ 19,152
                                                                    ========

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 7-109-101 et seq. of the Colorado Business Corporation Act empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstance, as well as providing for the elimination of personal liability of directors and officers of a Colorado corporation for monetary damages.

         Article IX(A) of the Articles of Incorporation of the Registrant reads as follows:

         "To the fullest extent permitted by the laws of the State of Colorado, as the same now exists or may hereafter be amended, the Corporation shall indemnify its directors and officers. Other employees, trustees and agents of the Corporation may be indemnified by the Corporation upon such terms and conditions consistent with applicable law, as the board of directors deems appropriate."

         Article IX(G) of the Articles of Incorporation of the Registrant reads as follows:

         "To the fullest extent permitted by the laws of the State of Colorado, as the same now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director."

ITEM 16.    EXHIBITS.

         The following Exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-K:

         Exhibit
         Number
         -------
          4.1     Form of Certificate representing the common stock, par value
                  $0.01 per share, of the Company -- incorporated by reference from Form 10-K for the year ended July 31, 1995.

          4.2     The Company's Amended and Restated Articles of Incorporation
                  -- incorporated by reference from Exhibit 3.2 of the Company's Form 10-K for the year ended July 31, 1998.

          5.1*    Legal Opinion of Rothgerber Johnson & Lyons LLP

         23.1*    Consent of Rothgerber Johnson & Lyons LLP (included in
                  Exhibit 5.1 hereto)

         23.2*    Consent of independent accountants

         23.3*    Consent of independent accountants

         24.1* Power of Attorney (included on signature page attached hereto)

-----------------------
*Filed herewith

ITEM 17.    UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on October 13, 1999.


                                  T-NETIX, INC.



                                  By:    /s/  Alvyn A. Schopp
                                       ---------------------------------
                                       Alvyn A. Schopp, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Alvyn A. Schopp and John Giannaula and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or causes to be done by virtue hereof.


Signature                                           Title                                    Date
---------                                           -----                                    ----
/s/  Alvyn A. Schopp                                President/Chief Executive Officer/       October 13, 1999
---------------------------------------------       Director
Alvyn A. Schopp


/s/  John Giannaula                                 Vice President of Finance/Secretary      October 13, 1999
---------------------------------------------       (Principal Accounting and
John Giannaula                                      Financial Officer)


/s/  Richard E. Cree                                Chief Operating Officer/Director         October 13, 1999
---------------------------------------------
Richard E. Cree


/s/  Daniel M. Carney                               Chairman of the Board                    October 13, 1999
---------------------------------------------
Daniel M. Carney


----------------------------------------------      Director
Robert A. Geist

/s/  Martin T. Hart                                 Director                                 October 13, 1999
----------------------------------------------
Martin T. Hart

/s/  Daniel J. Taylor                               Director                                 October 13, 1999
----------------------------------------------
Daniel J. Taylor

                               INDEX TO EXHIBITS

 EXHIBIT NO.                  DESCRIPTION
 -----------                  -----------
     4.1      Form of Certificate representing the common stock, par value
              $0.01 per share, of the Company -- incorporated by reference from
              Form 10-K for the year ended July 31, 1995.

     4.2 The Company's Amended and Restated Articles of Incorporation -- incorporated by reference from Exhibit 3.2 of the Company's Form
              10-K for the year ended July 31, 1998.

     5.1*     Legal Opinion of Rothgerber Johnson & Lyons LLP

    23.1*     Consent of Rothgerber Johnson & Lyons LLP (included in Exhibit
              5.1 hereto)

    23.2*     Consent of independent accountants

    23.3*     Consent of independent accountants

    24.1*     Power of Attorney (included on signature page attached hereto)

-----------------------
*Filed herewith